Exhibit 99.1



PRESS RELEASE                                    CONTACT: Rosemarie A Romano
May 14, 2004                                              Corporate Secretary
                                                          (203) 786-8659

            SOUTHERN CONNECTICUT BANCORP, INC. ANNOUNCES OFFERING OF
                                  COMMON STOCK

         New Haven, Connecticut - May 14, 2004 - Southern Connecticut Bancorp, Inc. (OTC Bulletin Board: SCNO) (the "Company") announced today that it has filed a Form SB-2 Registration Statement with the Securities and Exchange Commission, with the intent to offer up to $15,000.000 aggregate principal amount of common stock in a public offering. The Company intends to use the proceeds of this offering to invest in the formation of a new bank, to fund branch expansion and for other general corporate purposes.

         This press release does not and will not constitute an offer to sell or a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act.